Application to EQUITABLE VARIABLE LIFE INSURANCE COMPANY
     For Exchange of FLEXIBLE PREMIUM ADJUSTABLE LIFE PLAN (the Old Policy)
            For FLEXIBLE PREMIUM VARIABLE LIFE PLAN (the New Policy)

1.   A)  Please print insured person's name
         as it appears on the Old Policy _______________________________________
                                           First         Middle Initial    Last

     B) Old Policy No. |_|_|_|_|_|_|_|_|

     C) Date of Birth: Mo. |_|_| Day |_|_|  Yr. 19|_|_|

     D) Insured's State of Residence ______

2. In effecting the exchange, you must allocate at least 75% of the amount transferred from your existing Policy Account to our Guaranteed Interest Division. The balance may be allocated among the investment divisions of our Separate Account. The amounts you allocate for future premiums and future deductions for mortality charges and expenses may be different from each other and from the allocation of the amount transferred. ALLOCATIONS MUST BE WHOLE NUMBER PERCENTAGES AND IN EACH CASE MUST TOTAL 100%.


------------------------------------------------------------------------------------------------
                                                       ALLOCATION PERCENTAGES

                                               Amount             Future               Future
          Investment Options                 Transferred         Premiums            Deductions
          ------------------                 -----------         --------            ----------
         Guaranteed Interest Division        ___________%        ________%           __________%
Separate Account Investment Divisions
                         Common Stock        ___________         ________            __________
                         Money Market        ___________         ________            __________
                             Balanced        ___________         ________            __________
                     Aggressive Stock        ___________         ________            __________
                     [--------------]        ___________         ________            __________
                     [--------------]        ___________         ________            __________
                                                100%               100%                 100%
------------------------------------------------------------------------------------------------

3.   A)   Have  you,  the insured  person,  and the  purchaser if other than the insured person received:

          (i) a Prospectus for the New Policy?         |_| Yes  |_| No
          Date of Prospectus _____________ Date of any supplement ______________

          (ii) a Prospectus for the designated investment company,
          The Hudson River Fund, Inc.?                 |_| Yes  |_| No
          Date of Prospectus _____________ Date of supplement __________________

     B) I UNDERSTAND THAT UNDER THE NEW POLICY, THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF INVESTMENT DIVISIONS IN A SEPARATE ACCOUNT, AND MAY INCREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE GUARANTEED INTEREST DIVISION. THE AMOUNT PAYABLE AT THE FINAL POLICY DATE IS NOT GUARANTEED BUT IS DEPENDENT ON THE AMOUNT THEN IN THE POLICY ACCOUNT.

     C) With this in mind, is the New Policy in accord with your insurance objectives and your anticipated financial needs? |_| Yes |_| No

================================================================================

AGREEMENT.  Each signer of this application agrees and understands that:

1. The statements and answers in all parts of this application, and in all parts of the application for my Old Policy which the New Policy will replace, were, to the best of my knowledge and belief, true and complete when made. Equitable Variable may rely on them in acting on this application.

2. The New Policy will be issued in replacement of my Old Policy in consideration of the amount in my Policy Account under the Old Policy being transferred to my Policy Account under the New Policy.

3. The Face Amount of Insurance, planned periodic premium designation, the Death Benefit Option (A or B), any Optional Benefits, the Beneficiary designation and the Owner of the New Policy shall be the same under the New Policy on its Date of Issue as they are under the Old Policy immediately before the exchange is made.

4. If there is an outstanding loan and loan interest on the Old Policy immediately before the exchange is made, they will be transferred to the New Policy when the exchange is made.

5. The New Policy shall take effect on the anniversary of the Old Policy next following the date of our offer to make the exchange provided this application is received by Equitable Variable before such anniversary. No agent has authority to modify this Agreement.

     NOTICE. Available on request are illustrations of benefits, including death benefits, policy values, and cash surrender values for the New Policy.

Dated at ________________ ___________________on ___________________________19___
               City           State

X ______________________________________________________________________________
     Signature of Insured Person or of Applicant if Insured Person is a Child, Issue Age 0-14

________________________________________________________________________________
                     Signature of Additional Insured if any

________________________________________________________________________________
              Signature of Owner if not Insured Person or Applicant
     (If corporation show firm's name and signature of authorized officer.)

________________________________________________________________________________
                         Signature of Assignee, if any

--------------------------------------------------------------------------------
FOR OFFICE USE
For Compliance File: Initials of EQS ___________Date______APP. NO.______________
--------------------------------------------------------------------------------
EV4-157

              INSTRUCTIONS FOR COMPLETION OF EXCHANGE APPLICATION

QUESTION 1:
     A)   Print Insured Person's name as it appears on the Old Policy.
     B) Enter Old Policy number (8 digits) as it appears in upper-right corner of our enclosed exchange offer letter.
     C) Enter Insured Person's date of birth--as a 2 digit month, 2 digit day and a 2 digit year, e.g. Mo.|0|1| Day |0|5| Yr. 19|5|0|.
     D) Enter Insured Person's state of residence (the 2 letter U.S. Post Office abbreviation).

QUESTION 2:
     A) You must complete the allocation percentage columns for the amount transferred from your existing Policy Account, Future Premiums and Future Deductions. At least 75% of the existing Policy Account must be allocated to the Guaranteed Interest Division. This restriction does not apply to Future Premiums and Future Deductions. Use whole numbers which must total 100%.

QUESTION 3:
     A)   Complete parts (i) and (ii).
          Include date of prospectus and date of supplement, if any, which you received with this exchange offer.
     B)   Read this paragraph carefully.
     C)   Complete after reading part 3b.
After reading the "AGREEMENT", complete application by entering City, State, and current date.

SIGNATURES: THE INSURED  PERSON OR APPLICANT MUST SIGN THE  APPLICATION  NEXT TO
            THE X. If anyone other than the Insured Person or Applicant owns the Old Policy, that person must sign on the line below the signature of the Insured Person or Applicant. Any Additional Insured or Assignee must sign the application on the lines indicated.